Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Damon Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units consisting of: (3)	Rule 457(o)	—	—	$17,250,000.00		$0.00015310	$2,640.98
Fees to be Paid	Equity	(i) Common Shares, with no par value (4)	Rule 457(o) and Rule 457(g)	—	—	—		—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase common shares (4)	Rule 457(o) and Rule 457(g)	—	—	—		—	—
Fees to be Paid	Equity	Pre-Funded Units consisting of: (3)	457(o)	—	—	—	(3)	—	—
Fees to be Paid	Equity	(i) Pre-Funded Warrants to purchase common shares (4)	Rule 457(o) and Rule 457(g)	—	—	—	(3)	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase common shares (4)	Rule 457(o) and Rule 457(g)	—	—	—		—	—

Fees to be Paid	Equity	Common Shares underlying the Series A Warrants included as part of Units and Pre-Funded Units (3)(5)	457(o)	—	—	$43,125,000.00		$0.00015310	$6,602.44
Fees to be Paid	Equity	Underwriter’s Warrants to purchase common shares (4)	457(o) and Rule 457(g)	—	—	—		—	—
Fees to be Paid	Equity	Common Shares underlying the Underwriter’s Warrants (6)	Rule 457(o)	—	—	$1,875,000.00		$0.00015310	287.06
Fees Previously Paid	—	—	—	—	—	—		—	$—

Carry Forward Securities	—	—	—	—	—	—		—	—
Total Offering Amounts						$62,250,000.00			$9,530.48
Total Fees Previously Paid									—
Total Fee Offset									—
Net Fee Due									$9,530.48

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of common shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	The proposed maximum offering price of the units of the registrant proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units of the registrant offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the units together with the pre-funded units and the securities covered by the over-allotment option (as well as the common shares included in the units and covered by the over-allotment option, and issuable upon exercise of the Series A warrants to purchase common shares (“Series A Warrants”) and the pre-funded warrants to purchase common shares (“Pre-Funded Warrants”) included in the pre-funded units and covered by the over-allotment option, as applicable), if any, is $17,250,000.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act because the warrants are being registered in the same registration statement as the common shares issuable upon exercise of the warrants.

(5)	As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act, the proposed maximum offering price of the common shares issuable upon exercise of each of such Series A Warrants included in the units or pre-funded units or covered by the over-allotment option, as applicable, proposed to be sold in the offering is $17,250,000, which is equal to 100% of $18,000,000, as each common share included in each unit of the registrant to be sold to be investors in this offering (including those covered by the over-allotment option), and each Pre-Funded Warrant included in each pre-funded unit of the registrant to be sold to investors in this offering (including those covered by the over-allotment option) will receive a Series A warrant to purchase one common share by a cash exercise; however, each Series A Warrant may be exercised using the alternate cashless exercise provision contained therein, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise 2.5 common shares for every Series A warrant exercised, and consequently the proposed maximum offering price of the common shares issuable upon exercise of only such Series A warrants included in the units or pre-funded units, as applicable, proposed to be sold to investors in the offering (including those covered by the over-allotment option) is $43,125,000, which is equal to 250% of $17,250,000, as each common share included in each unit of the registrant to be sold to investors in this offering (including those covered by the over-allotment option), and each pre-funded warrant included in each pre-funded unit of the registrant to be sold in this offering (including those covered by the over-allotment option) will receive a Series A Warrant.
(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) and Rule 457(o) under the Securities Act, the proposed maximum offering price of the common shares issuable upon exercise of the underwriter’s warrants, which are Series A Warrants, proposed to be sold in the offering is $750,000, which is equal to 5% of the public offering price of the units offered hereby; however, each Series A Warrant may be exercised using the alternate cashless exercise provision contained therein, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive upon such exercise 2.5 common shares for every Series A warrant exercised, and consequently the proposed maximum offering price of the common shares issuable upon exercise of such Series A warrants is $1,875,000.